SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934

(Amendment No. ____)

Check the appropriate box:

☐	Preliminary Information Statement	☐.	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))
☑	Definitive Information Statement

Accend Media

(Name of Registrant as Specified in Its Charter)

______________________________

Payment of Filing Fee (Check the appropriate box):

☑. No fee required.

☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)        Title of each class of securities to which transaction applies:

2)        Aggregate number of securities to which transaction applies:

3)        Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)        Proposed maximum aggregate value of transaction:

5)        Total fee paid:

☐. Fee paid previously with preliminary materials.

☐. Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)         Amount Previously Paid:

2)         Form, Schedule or Registration Statement No:

3)         Filing Party:

4)         Date Filed:

ACCEND MEDIA

8275 S. Eastern Avenue, Suite 200-306

Las Vegas, NV 89123

(702) 332-9888

To the Holders of Common Stock of Accend Media:

This Information Statement is being circulated to inform the stockholders of action already approved by written consent of the majority stockholders holding the voting rights equivalent to 76.6% of the outstanding shares of our common stock. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be effective until at least 20-calendar days after the mailing of this Information Statement to our stockholders, warrant holders and option holders. Therefore, this Information Statement is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The actions to be effective 20-days after the mailing of this Information Statement are as follows:

Effecting a forward split of the Company’s issued and outstanding common stock, of five for one; increasing the number of authorized shares from 75,000,000 to 200,000,000; and, changing the corporate name from Accend Media to Cloud Star Corporation.

Attached hereto for your review is an Information Statement relating to the above described action.

By Order of the Board of Directors,

/s/ Scott Gerardi

Scott Gerardi

Chief Executive Officer

April 11, 2012

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

April 11, 2012

GENERAL INFORMATION

Item 1. Information Required by Items of Schedule 14A

This Information Statement has been filed with the U. S. Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $0.001 per share (the “Common Stock”), of Accend Media, a Nevada corporation (the “Company”), to notify such Stockholders of the following:

On or about March 22, 2012, the Company received written consents in lieu of a meeting of Stockholders from one stockholder, without any general solicitation, who owns 23,000,000 shares representing approximately 76.6% of the 30,000,000 shares of the total issued and outstanding shares of voting stock of the Company (the “Majority Stockholders”) authorizing the Company’s Board of Directors, to effect a forward split of the Company’s common stock of five (5) for one (1) (“Forward Split”), increasing the number of authorized shares from 75,000,000 to 200,000,000, and changing the corporate name from Accend Media to Cloud Star Corporation.

On March 22, 2012, the Board of Directors of the Company approved the above-mentioned actions, subject to Stockholder approval. The Majority Stockholders approved the action by written consent in lieu of a meeting on March 22, 2012, in accordance with the Nevada Corporate law. Accordingly, your consent is not required and is not being solicited in connection with the approval of the action.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

ACTIONS TO BE TAKEN

This Information Statement contains a summary of the material aspects of the actions approved by the Board and the Majority Stockholders.

EXPLANATION OF ACTIONS TO BE TAKEN

ITEM 1

FIVE FOR ONE (5:1) FORWARD STOCK SPLIT

The Board of Directors of the Company have adopted a resolution to forward split the Company’s shares five (5) for one (1) ratio, which will result in the issuance of five (5) new shares (“New Shares”) for each one (1) old share (“Old Shares”) of the Company’s common stock held as of May 4, 2012 (the “Record Date”). The holders of shares representing a majority of the Company's outstanding voting stock have given their written consent to the forward stock split. Under Nevada corporation law and the Company's bylaws, the consent of the holders of a majority of the voting power is effective as stockholders' approval. In accordance with the requirements of the Securities Exchange Act of 1934 and Regulation 14C promulgated thereunder, the forward stock split will not become effective until at least twenty (20) calendar days after the mailing of this Information Statement.

The procedure for shareholders to obtain New Shares in exchange for Old Shares pursuant to the Stock Split is set forth below under the heading “Procedure For Exchange of Stock Certificates.”

Purpose and Effect of Forward Stock Split

The Board has determined that share liquidity would be enhanced by having additional shares held by the Company’s shareholders.

The Company will not issue any certificates representing fractional shares. Any fractional shares will be rounded to the nearest whole share. This forward stock split will not affect the current par value of $0.001 per share. This forward stock split will increase the number of issued and outstanding common shares from 30,000,000 to 150,000,000 common shares. Prior to the forward split, the Company needs to increase the number of authorized shares. See Item 2.

There can be no assurance, nor can the Board of Directors of the Company predict what effect, if any, these change, include the forward stock split will have on the market price of the Company's common stock.

There are no plans, proposals or arrangements to issue any additional shares that will be available after the forward stock split.

PLEASE NOTE THAT THE FORWARD STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY.

The Stock Split may impact the Company’s stock price. Such price may fall proportionally to the increase in the number of shares outstanding as a result of the Stock Split, or it may change to a greater or lesser proportion.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors of the Company (the "Board") believes that the stockholders of the Company will benefit from the Forward Stock Split because it will attract potential investment from outside investors which will create a more liquid public market for its common stock. In order to facilitate such transaction, the Board has determined that the capitalization structure of the Company should be simplified. No assurances can be given that such investors will be found.

Accordingly, it was the Board's opinion that the restructuring transactions described above would better position the Company to attract potential business candidates and provide the stockholders of the Company with the greatest potential return. The Board and the Majority Stockholders approved the above actions on March 23, 2012.

ITEM 2

AMENDMENT OF THE ARTICLES OF INCORPORATION

TO Increase the Number of Authorized Shares

PURPOSE OF INCREASING NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Company's Board of Directors recognizes that it cannot forward split its stock, until it increases the number of authorized shares. Further, management believes that it is desirable to have additional authorized shares of Common Stock available for possible future financings, possible future acquisition transactions and other general corporate purposes. The Company's Board of Directors believes that having such additional authorized shares of Common Stock available for issuance in the future should give the Company greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders' meeting. Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing shareholders, management believes that such transactions would increase the value of the Company to its shareholders. The increase in authorized common stock and preferred stock will not have any immediate effect on the rights of existing stockholders. However, the Board of Directors will have the authority to issue authorized common stock or preferred stock without requiring future stockholder approval of such issuances, except as may be required by the Articles of Incorporation or applicable law.

The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock or preferred stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this action is not being undertaken with the intent that it be utilized as a type of anti-takeover device.

The board of directors of Accend Media may authorize, without further shareholder approval, the issuance of such shares of common stock or preferred stock to such persons, for such consideration, and upon such terms as the board of directors determines. Such issuance could result in a significant dilution of the voting rights and the stockholders' equity, of then existing shareholders.

Issuance of additional common stock may have the effect of deterring or thwarting persons seeking to take control of Accend Media through a tender offer, proxy fight or otherwise or to bring about removal of incumbent management or a corporate transaction such as merger. For example, the issuance of common stock or preferred stock could be used to deter or prevent such a change of control through dilution of stock ownership of persons seeking to take control or by rendering a transaction proposed by such persons more difficult.

There are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock as a result of increasing the number of authorized shares.

The amendment to the Company's Articles of Incorporation shall be filed with the Nevada Secretary of State so that Article 4 of the Certificate of Incorporation shall be as follows:

ARTICLE FOUR

This corporation shall be authorized to issue two classes of capital stock to be designated respectively Common Stock ("Common Stock") and Preferred Stock ("Preferred Stock"). The total number of shares of Common Stock the corporation shall have authority to issue is 190,000,000, $0.001 par value per share and the total number of shares of Preferred Stock the corporation shall have authority to issue is 10,000,000, par value $0.001 per share. The Board of Directors is authorized to establish series of Preferred Stock and to fix, in the manner and to the full extent provided and permitted by law, the rights, preferences and limitations of each series of the Preferred Stock and the relative rights, preferences and limitations between or among such series including:

(1)   the designation of each series and the number of shares that shall constitute the series;

(2)   the rate of dividends, if any, payable on the shares of each series, the time and manner of payment and whether or not such dividends shall be cumulative;

(3)   whether shares of each series may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

(4)   sinking fund provisions, if any, for the redemption or purchase of shares of each series which is redeemable;

(5)   the amount, if any, payable upon shares of each series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the manner and preference of such payment;

(6)   voting rights, if any, on the shares of each series and any conditions upon the exercisability of such rights.

This amendment will become effective on the later of the opening of business on May 7, 2012, or a date that is at least 21 days from the mailing of this Information Statement to our stockholders.

Effective Date

Under applicable federal securities laws, the Authorized Share Increase Amendment cannot be effective until at least 20 calendar days after this Information Statement is sent or given to our stockholders. The Authorized Share Increase Amendment will become effective upon filing with the Secretary of State of Nevada. It is anticipated that the foregoing will take place as soon as practicable after the completion of the Merger, but in no event sooner than 20 calendar days after distribution of this Information Statement is mailed to our stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors of the Company believes that the stockholders of the Company will benefit from increase in number of authorized shares, in order to accommodate the Forward Stock Split and have stock available for future financing or other corporate purposes. No assurances can be given that future financing will be found. The Board and the Majority Stockholders approved the above actions on March 23, 2012.

ITEM 3

AMENDMENT OF THE ARTICLES OF INCORPORATION

TO CHANGE THE NAME OF THE CORPORATION

Our Board of Directors, by written consent dated as of March 23, 2012, approved changing our corporate name from “Accend Media” to “Cloud Star Corporation.” Management believes that changing our name to Cloud Star Corporation will more accurately reflect the business.

Upon the later of the closing of the Exchange Agreement or the expiration of the 20-day period following the filing of this Information Statement with the SEC and mailing of this Information Statement to our shareholders, we will file a Certificate of Amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada to effect the Name Change, to be effective on the Effective Date. Once we complete the name change, we will need to apply for a new Over-the-Counter Bulletin Board trading symbol and CUSIP number. We will report our new symbol and CUSIP number in a Current Report on Form 8-K once it is established.

The amendment to the Company's Articles of Incorporation shall be filed with the Nevada Secretary of State so that Article 1 of the Certificate of Incorporation shall be as follows:

ARTICLE ONE

1. Name of corporation: Cloud Star Corporation

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors of the Company believes that the stockholders of the Company will benefit from the corporate name which will more accurately reflect the business of the Company. No assurances the corporate name change will have any effect on the business. The Board and the Majority Stockholders approved the above actions on March 23, 2012.

Vote Required

Pursuant to NRS 78.385 and NRS 78.390, the affirmative vote of the holders of a majority of our outstanding voting stock is sufficient to forward split our stock, amend our Articles of Incorporation to increase the number of authorized shares of our common stock to 200,000,000 shares, and change our corporate name, which vote was obtained by majority written consent. As a result, the Share Increase Amendment was approved and no further votes will be needed.

DISSENTER’S RIGHTS OF APPRAISAL

Under Nevada Law, dissenting shareholders are not entitled to appraisal rights with respect to this forward stock split, increasing the number of authorized shares, the corporate name change and we will not independently provide the shareholders with any such right.

PROCEDURE FOR EXCHANGE OF STOCK CERTIFICATES

The Company anticipates that the forward split will become effective on May 7, 2012, or as soon thereafter as is practicable, which we will refer to as the "effective date." Beginning on the effective date, each certificate representing pre-forward split shares will be deemed for all corporate purposes to evidence ownership of post-forward split shares.

Our transfer agent, Globex Transfer, LLC, 780 Deltona Blvd., Suite 202, Deltona, FL 32725, Phone: (386) 206-1133, Fax: (386) 267-3124, will act as exchange agent for purposes of implementing the exchange of stock certificates. We refer to such person as the "exchange agent." Holders of pre-forward split shares are asked to surrender to the exchange agent certificates representing pre-forward split shares in exchange for certificates representing post-forward split shares in accordance with the procedures set forth in the letter of transmittal enclosed with this Information Statement. No new certificates will be issued to a stockholder until that stockholder has surrendered the stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal.

FRACTIONAL SHARES

We will not issue fractional certificates for post-forward split shares in connection with the forward split. To the extent any holders of pre-forward split shares are entitled to fractional shares as a result of the Forward Stock Split, the Company will issue an additional share to all holders of fractional shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

SUMMARY OF CORPORATE ACTIONS TO BE TAKEN

Below is a brief summary of the pending corporate actions:

  The issued and outstanding Common Stock shall be increased on the basis of five (5) post-split shares of the Common Stock for every one (1) pre-forward split shares of the Common Stock outstanding. The forward split shall not affect any rights, privileges or obligations with respect to the shares of the Common Stock existing prior to the consolidation. The forward stock split will not change your proportionate equity interests in the Company.

  The Company's authorized number of common stock shall be increase to 190,000,000 shares of the Common Stock, par value $0.001 and 10,000,000 shares of Preferred Stock, par value $0.001.

  The par value of the Company's common stock will not change.

  The Company shall change its corporate name from Accend Media to Cloud Star Corporation

  This action has been approved by the Board and the Majority Shareholders.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on May 4, 2012, as the record date (the “Record Date”) for the determination of Stockholders, Warrant Holders and Options Holders who are entitled to receive this Information Statement.

Each share of our common stock entitles its holder to one vote on each matter submitted to the stockholders. However, because the stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the forgoing action will not become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about April 13, 2012 to all Stockholders of record as of the Record Date.

OUTSTANDING VOTING SECURITIES

As of the date of the Consent by the Majority Stockholders, March 22, 2012, the Company had 30,000,000 shares of Common Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval. Preferred Stockholders are not entitled to vote on matters submitted for Stockholder approval.

On March 22, 2012, the holders of 24,000,000 shares (or approximately 80% of the 30,000,000 shares of Common Stock then outstanding), executed and delivered to the Company a written consent approving the action set forth herein. Since the action has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

Nevada Revised Statute 78.2055, provides in substance that unless the Company’s Articles of Incorporation provides otherwise, stockholders holding a majority of the voting power of the affected class or series may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of all shares of the Company’s common stock owned on the Record Date for (i) each person who owns beneficially more than five percent of the outstanding shares of common stock, (ii) each of our directors and named executive officers, and (iii) all directors and officers in a group:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Outstanding Shares of Common Stock (1)

Scott Gerardi (2)	23,000,000	76.6%

All Directors and Officers as a Group (1 person)	23,000,000	76.6%

1)Percent of Class based on 30,000,000 shares.

2)Scott Gerardi, President & Chairman of Accend Media, 8275 S. Eastern
Avenue, Suite 200-306, Las Vegas, NV 89123.

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1. Registration Statement on Form S-1 for the fiscal year ended February 28, 2011

2. Periodic Reports on Form 10-Q for the quarter ended May 30, 2011, August 31, 2011 and

November 30, 2011

Item 2. Statement That Proxies Are Not Solicited

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Item 3. Interest of Certain Persons in or Opposition to Matters to Be Acted Upon

None of the Company’s current or former officers or directors have any financial interest in the Amendments described herein except to the extent that they are shareholders of the Company.

Item 4. Proposals by Security Holders

Not applicable as no stockholder proposals have been submitted.

Item 5. Delivery of documents to security holders sharing an address

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Corporate Secretary, 8275 S. Eastern Avenue, Suite 200-306, Las Vegas, NV 89123, telephone: (702) 332-9888.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

Where You Can Find More Information

The Company files annual, quarterly and special reports, proxy statements and other information with the U. S. Securities and Exchange Commission. You may read and copy any reports, statements or other information the Company files at the Securities and Exchange Commission's public reference room in Washington, D.C. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Company's filings with the Securities and Exchange Commission are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at "http://www.sec.gov."

By Order of the Board of Directors

/s/ Scott Gerardi

Scott Gerardi

Chief Executive Officer